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                                                                    EXHIBIT 99.1

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                           ADDITIONS          SUBTRACTIONS
                                                   -----------------------    ------------
                                                   PROVISIONS                                ACCOUNTS
                                      BALANCE AT   FOR LOSSES    ADDITIONS    SUBTRACTIONS  WRITTEN OFF   BALANCE
                                       BEGINNING   ON ACCOUNTS     FROM           FROM        NET OF      AT END
  ALLOWANCE FOR DOUBTFUL ACCOUNTS      OF PERIOD   RECEIVABLE   ACQUISITION    DIVESTITURE  RECOVERIES   OF PERIOD
------------------------------------  ----------   -----------  -----------   ------------  -----------  ---------
Year ended December 31, 1996........     7,196        7,293           --            --        5,186        9,303
Year ended December 31, 1997........     9,303        8,111        8,326            --        6,814       18,926
Year ended December 31, 1998........    18,926       12,698        4,683         2,724        7,684       25,899
Year ended December 31, 1999........    25,899       11,905           --            --       12,855       24,949



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